Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 1999, except for Note 18, which is as of February 24, 1999, which appears in MedImmune, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

 /s/ PricewaterhouseCoopers LLP
 McLean, Virginia
 May 21, 1999